UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA	17233-9533
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the two-for-one stock split of JLG Industries, Inc.’s capital stock, effected in the form of a 100% stock distribution that will be paid on March 27, 2006, the Board of Directors of JLG Industries, Inc. (the “Company”) approved an Amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”). As authorized by Pennsylvania law, the Amendment to the Articles of Incorporation increased the number of authorized shares of capital stock of the Company in the same proportion that the shares distributed in the stock distribution increased the number of issued shares of capital stock. Thus, the Amendment increased the number of authorized shares of capital stock under the Articles of Incorporation from 100,000,000 to 200,000,000 shares.
The text of the Articles of Incorporation, as amended effective on March 23, 2006, is filed as exhibit 3.1 hereto and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     3.1 Articles of Incorporation of JLG Industries, Inc. effective March 23, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)

Date: March 23, 2006	/s/ James H. Woodward, Jr.

James H. Woodward, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of JLG Industries, Inc. effective March 23, 2006.

4